EXHIBIT 11.1

                               BSI HOLDINGS, INC.
          COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE (UNAUDITED)
   YEARS ENDED DECEMBER 30, 1995, DECEMBER 31, 1994 AND DECEMBER 31, 1993 AND
       THIRTY-NINE WEEKS ENDED SEPTEMBER 28, 1996 AND SEPTEMBER 30, 1995
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                         THIRTY-NINE      THIRTY-NINE
                                         WEEKS ENDED      WEEKS ENDED      YEAR ENDED       YEAR ENDED      YEAR ENDED
                                        SEPTEMBER 28,    SEPTEMBER 30,    DECEMBER 30,     DECEMBER 31,    DECEMBER 31,
                                            1996             1995             1995             1994            1993
                                        -------------    -------------    -------------    ------------    ------------
EARNINGS
Net income (loss) before
  extraordinary item.................    $     4,643      $    (1,267)     $    (4,440)     $      (75)     $      429
Extraordinary item...................        --                   500              500         --              --
                                        -------------    -------------    -------------    ------------    ------------
Net income (loss)....................    $     4,643      $      (767)     $    (3,940)     $      (75)     $      429
                                        =============    =============    =============    ============    ============
PRIMARY SHARES
Weighted average common shares
  outstanding........................     11,828,205       10,078,592       10,078,592      10,078,592       9,937,331
Cheap stock warrants (4,844,118
  warrants)..........................      4,843,556        4,843,556        4,843,556       4,843,556       4,843,556
Other options and warrants...........      2,966,634          --               --              --              155,516
                                        -------------    -------------    -------------    ------------    ------------
Weighted average common and common
  equivalent shares outstanding......     19,638,395       14,922,148       14,922,148      14,922,148      14,936,403
                                        =============    =============    =============    ============    ============
PRIMARY EARNINGS PER SHARE
Net income (loss) before
  extraordinary item.................    $      0.24      $     (0.09)     $     (0.30)     $    (0.01)     $     0.03
Extraordinary item...................        --                  0.04             0.04         --              --
                                        -------------    -------------    -------------    ------------    ------------
Net income (loss)....................    $      0.24      $     (0.05)     $     (0.26)     $    (0.01)     $     0.03
                                        =============    =============    =============    ============    ============
FULLY DILUTED SHARES
Weighted average common shares
  outstanding........................     11,828,205       10,078,592       10,078,592      10,078,592       9,937,331
Cheap stock warrants (4,844,118
  warrants)..........................      4,843,556        4,843,556        4,843,556       4,843,556       4,843,556
Other options and warrants...........      3,831,488          --               --              --              155,516
                                        -------------    -------------    -------------    ------------    ------------
Weighted average common and common
  equivalent shares outstanding......     20,503,249       14,922,148       14,922,148      14,922,148      14,936,403
                                        =============    =============    =============    ============    ============
FULLY DILUTED EARNINGS PER SHARE
Net income (loss) before
  extraordinary item.................    $      0.23      $     (0.09)     $     (0.30)     $    (0.01)     $     0.03
Extraordinary item...................        --                  0.04             0.04         --              --
                                        -------------    -------------    -------------    ------------    ------------
Net income (loss)....................    $      0.23      $     (0.05)     $     (0.26)     $    (0.01)     $     0.03
                                        =============    =============    =============    ============    ============

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Note 1: Due to net losses for the years ended December 30, 1995 and December 31,
        1994, common stock equivalents, except for the cheap stock warrants, are not included as they would be anti-dilutive.

Note 2: Cheap stock warrants have been subjected to the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 83.

Note 3: All share and per share data have been retroactively restated for the
        37.912252 for 1 stock split effective as part of the Merger.